SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2012

PROVIDENT NEW YORK BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York		10901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2012, Provident Bank, the principal subsidiary of Provident New York Bancorp (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gotham Bank of New York, a New York state-chartered banking corporation (“Gotham”). The Merger Agreement provides for a business combination whereby Gotham will be merged with and into an interim federal savings bank and wholly owned subsidiary of Provident Bank (the “Merger”), followed by a merger of Gotham with and into Provident Bank (the “Second Merger” and, together with the Merger, the “Transaction”), with Provident Bank as the surviving corporation in the Transaction. The Board of Directors of Provident Bank has approved the Merger Agreement and the Transaction.

Pursuant to the Merger Agreement, at the effective time of the Merger, Gotham shareholders will receive cash equal to 125% of tangible net worth, subject to adjustments under the Merger Agreement.

Provident Bank and Gotham have made customary representations, warranties and covenants in the Merger Agreement. Consummation of the Merger is subject to approval of Gotham’s shareholders and the receipt of all regulatory approvals, as well as other customary conditions.

The Merger Agreement provides certain termination rights for both Provident Bank and Gotham, and further provides that upon termination of the Merger Agreement under certain circumstances, Gotham will be obligated to pay Provident Bank a termination fee of $2,000,000.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified that confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

On January 18, 2012, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company will host a conference call to discuss the Transaction beginning at 4:30 on January 18, 2012. The Company has prepared an Investor Presentation for use during the conference call. A copy is attached hereto as Exhibit 99.2. This information is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 18, 2012.

99.2	Investor Presentation dated January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

Date:	January 18, 2012	BY:	/s/ DANIEL G. ROTHSTEIN
Daniel G. Rothstein
Executive Vice President, Chief Risk Officer and General Counsel

EXHIBIT INDEX

The following exhibits are filed as part of this report:

99.1	Press Release dated January 18, 2012.

99.2	Investor Presentation dated January 18, 2012.